                              AMENDED AND RESTATED
                      SPLIT-DOLLAR LIFE INSURANCE AGREEMENT


     This AMENDED AND RESTATED SPLIT-DOLLAR LIFE INSURANCE AGREEMENT is made and effective as of the 12th day of October, 1995, by and between Vari-Lite Holdings, Inc. ("Employer"), Brown Brothers Harriman Trust Company of Texas, trustee of the John D. Maxson 1995 Irrevocable Trust, dated October 11, 1995 ("Owner") and John D. Maxson ("Insured").

                              W I T N E S S E T H:

     WHEREAS, Insured has served on the Board of Directors of Employer and has contributed substantially to the success of Employer; and

     WHEREAS, Employer desired for Insured to continue to serve on its Board of Directors; and

     WHEREAS, to retain the services of Insured, Employer assisted him in establishing and maintaining an adequate life insurance program; and

     WHEREAS, Employer and Insured entered into a split-dollar life insurance agreement during and effective as of December 1990 (the "Original Agreement") to define their respective rights, duties and obligations regarding a $2,000,000 face amount whole life insurance policy (the "Original Policy") issued to John
D. Maxson as owner and insured by Massachusetts Mutual Life Insurance Company (the "Original Insurer"); and

     WHEREAS, pursuant to the Original Agreement, Employer made the entire premium payment to Original Insurer and Insured recognized as taxable income each year an amount equal to the economic benefit received by Insured during the year and Employer and Insured have recognized and acknowledged the interest of Employer in the benefits and values of the Original Policy to the extent of the premium payments made by Employer to Original Insurer; and

     WHEREAS, Employer desires to continue assisting Insured in maintaining an adequate insurance program; and

     WHEREAS, Employer and Insured desire to amend and restate the Original Agreement in order to (i) restate the rights, duties and obligations of the parties under the Original Agreement, (ii) surrender the Original Policy and to contribute the cash surrender value of the Original Policy toward the purchase of flexible premium adjustable life insurance insuring the life of John D. Maxson, policy number A10137201L (the "New Policy"), issued by American General Life Insurance Company (the "Insurer") to Brown Brothers Harriman Trust Company of Texas, in their capacity as trustee of the John D. Maxson 1995 Irrevocable Trust, dated October 11, 1995, a copy of which is attached as Exhibit A, (iii) provide for the reimbursement


AMENDED AND RESTATED SPLIT-DOLLAR
LIFE INSURANCE AGREEMENT                                               Page 1
by Owner each year to Employer of a portion of the annual premium payment made by Employer equal to the economic benefit received by Insured during that year, and (iv) confirm the limited policy security rights specifically granted in the New Policy to Employer as collateral, including the extent to which such rights accrued to Employer with respect to premium payments by Employer to Original Insurer on the Original Policy;

     NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants herein contained, the parties hereto agree as follows:

I.   BENEFICIARY DESIGNATION RIGHTS

     Owner may designate a beneficiary or beneficiaries to receive any proceeds payable under the New Policy on death of Insured which are in excess of Employer's share of such proceeds, as determined by this Agreement.

II.  PREMIUM PAYMENT METHOD

     Employer was obligated by the terms of the Original Policy and the Original Agreement to pay all premiums required to keep the Original Policy in force, including any additional premiums required because the Original Policy was issued with a substandard rating. As of October 12, 1995, Employer's interest in the Original Policy was $205,006.22, which is an amount equal to the total premiums for the Original Policy paid by Employer to Original Insurer (hereinafter referred to as "Employer's Interest in the Original Policy").

     Employer and Insured agree to surrender the Original Policy and to contribute the cash surrender value of the Original Policy as an unscheduled premium toward the purchase of the New Policy and that Employer will have an initial interest in the New Policy equal to Employer's Interest in the Original Policy.

     Each year thereafter, Employer agrees to forward the full amount of the annual premium due under the New Policy for that year to Insurer on the date such premium is due until the occurrence of a termination event under
     Article VI. Each year, Owner agrees that he will pay to Employer, as partial reimbursement by Owner to Employer of the annual premium for the New Policy, an amount equal to the economic benefit received by Insured during that tax year. The amount payable by Owner may be paid to Employer by payroll deduction or according to any other method which is agreeable to the parties.

     Alternatively, if Employer and Owner agree that Employer shall pay to Insurer or that Owner shall reimburse to Employer some amount other than the amount stated in this Article II, the rights of Employer and Owner under the New Policy shall be adjusted accordingly. If Employer is not reimbursed by Owner for a year for the full amount of the economic benefit received by Insured during that year, the economic benefit to the extent not reimbursed shall be reported by Employer as taxable income for that year to Insured.


AMENDED AND RESTATED SPLIT-DOLLAR
LIFE INSURANCE AGREEMENT                                               Page 2

III. OWNER'S RETAINED INCIDENTS OF OWNERSHIP

     Except as to the limited policy security rights specifically granted Employer in the Assignment of Life Insurance Policy as Collateral in the form attached hereto as Exhibit B (the "Assignment") and as provided in
     Article VI, Owner retains all incidents of ownership in the New Policy (including the right to surrender or cancel the New Policy and the right to borrow against the New Policy).

     Owner's right to borrow against the New Policy shall be limited to an amount equal to the maximum loan value reduced by the Cumulative Unreimbursed Premiums (as defined in Article IV) paid or advanced by Employer under Article II.

     Owner's right to withdraw from the New Policy's cash value under the New Policy's partial surrender provisions shall be limited to the "partial surrender value" of the New Policy, reduced by the Cumulative Unreimbursed Premiums. For purposes of this paragraph, "partial surrender value" of the New Policy means the cash value of the New Policy less any indebtedness and the cost of insurance until the next annual premium date.

IV.  DIVISION OF POLICY DEATH PROCEEDS

     Division of the death proceeds of the New Policy shall be made as follows:

     A. Employer shall be entitled to an amount equal to the SUM of (i) Employer's Interest in the Original Policy and (ii) the cumulative premiums paid to Insurer by Employer less the amount of aggregate reimbursements paid to Employer by Owner under Article II with respect to the New Policy (collectively the "Cumulative Unreimbursed Premiums"). The beneficiary or beneficiaries designated by Owner in accordance with Article I shall be entitled to any remainder of such proceeds.

     B. If any interest is due upon the death proceeds under the terms of the New Policy, Owner and Employer shall share such interest in the same manner that their respective share of the death proceeds (as defined in the preceding paragraph) bears to the total death proceeds, excluding such interest.

     C. If, upon the death of Insured, there is a refund of unearned premiums under the New Policy provisions, then, in such event, any refund shall be apportioned as follows:

          1. Where Owner (or his assignee) has contributed to the New Policy premium at the last required premium interval, the refund of unearned premiums shall be divided between Employer and Owner (or his assignee) as their respective share of the premium payment shall bear to the total premium for such interval.

AMENDED AND RESTATED SPLIT-DOLLAR
LIFE INSURANCE AGREEMENT                                               Page 3

          2. Where Owner (or his assignee) has not contributed to the premium at the last premium interval, the refund of unearned premium shall be refunded in total to Employer.

V.   DIVISION OF THE NET CASH SURRENDER VALUE

     Division of the net cash surrender value of the New Policy prior to death of Insured shall be made as follows:

     Employer shall be entitled to an amount equal to the Cumulative Unreimbursed Premiums. Owner shall be entitled to any remainder of such net cash surrender value. To the extent the Cumulative Unreimbursed Premiums exceed the net cash surrender value of the New Policy, Owner shall be solely responsible for repayment of same to Employer.

VI.  TERMINATION OF AGREEMENT

     This Agreement shall terminate upon the occurrence of any one of the following events:

     A. Termination of both Insured's Consulting Agreement (the "Consulting Agreement") with Employer dated as of July 1, 1995 in accordance with its terms and Insured's directorship with Employer for any reason;

     B. Delivery by Owner to Employer of Owner's request, at any time, to receive a release of the Assignment from Employer and agreement by Owner to pay the premiums;

     C. Owner's failure to reimburse Employer upon 30 days' written notice from Employer for Owner's proportionate share of premiums to Employer, if any, as mutually agreed upon by Owner and Employer pursuant to
          Article II;

     D.   Death of Insured; or

     E.   Breach of the terms of this Agreement by Employer.

     Except as provided below with respect to a breach of this Agreement by Employer, upon termination of this Agreement, Owner shall have a 90-day option to pay to Employer an amount equal to the Cumulative Unreimbursed Premiums and receive a release of the Assignment from Employer. Employer agrees that Owner may obtain this amount from the New Policy by effectuating a policy loan or a withdrawal or by partial surrender of the New Policy, as long as Employer receives reimbursement of the full amount of the Cumulative Unreimbursed Premiums. To assure that Employer will receive its entire interest, Employer may request that Owner provide Employer with collateral which is satisfactory to Employer, in its sole discretion.


AMENDED AND RESTATED SPLIT-DOLLAR
LIFE INSURANCE AGREEMENT                                               Page 4

     Alternatively, if Insured is to perform future services for Employer and if Insured is entitled to receive deferred compensation for these services pursuant to a separate agreement or agreements between Insured and Employer, then Employer shall have the right under this Agreement to release to Owner its interest in all or any portion of such compensation in partial or complete satisfaction of that deferred payment obligation.

     If this Agreement is terminated (i) on account of a breach of this Agreement by Employer, (ii) in connection with the retirement by Insured from his directorship and consulting relationship with Employer on or after age 60, or (iii) in connection with a "change of control" of Employer as defined in Section 6(e) of the Consulting Agreement, Employer shall waive its right to repayment of the Cumulative Unreimbursed Premiums paid as of the termination date. Within 30 days of such termination date, Employer shall release the Assignment and Owner shall become the sole and absolute owner of the Policy. Owner may thereafter elect to continue to keep the Policy in effect by paying the premiums thereon, or alternatively, may elect to surrender the Policy pursuant to the terms thereof. If Employer does not release the Assignment of the Policy within this 30-day period, the Assignment will automatically terminate pursuant to the terms hereof.

     Nothing herein shall be construed to represent an ownership right or interest of Owner or Insured in or to any particular asset of Employer, nor shall Owner or Insured be deemed to be in constructive receipt of such amount. Owner does not have any right to a release of the Assignment by Employer without reimbursement of the Cumulative Unreimbursed Premiums but, instead, such right shall vest solely with the Employer. Owner may not anticipate, pledge, assign, hypothecate or, in any manner, exercise rights, ownership or control over this interest of Employer.

     Should Owner (or his assignees) fail to exercise one of these options within the prescribed 90-day period, the New Policy will be surrendered to Insurer and the proceeds distributed between Employer and Owner as prescribed by Article V.

VII. OWNER'S ASSIGNMENT RIGHTS

     Owner may, at any time, assign to any individual, trust or other organization all of its right, title and interest in the New Policy and all of its rights, options, privileges and duties created under this Agreement.

VIII. STATUS OF AGREEMENT AS ERISA PLAN

     This Agreement, together with the New Policy and the Assignment attached hereto, constitutes an employee welfare benefit plan as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974 ("ERISA").


AMENDED AND RESTATED SPLIT-DOLLAR
LIFE INSURANCE AGREEMENT                                               Page 5

IX.  NAMED FIDUCIARY

     Employer is hereby designated the "Named Fiduciary" as defined in Section 402(a)(2) of ERISA until resignation or removal by Employer's Board of Directors. The business address of Employer is 201 Regal Row, Dallas, Texas 75247.

     The Named Fiduciary is hereby granted sole and absolute authority to manage, control and administer the Agreement and to make all benefit entitlement determinations under the Agreement. The Named Fiduciary may allocate to others certain aspects of the management and operation responsibilities of the Agreement, including the designation of persons who are not named fiduciaries to carry out fiduciary responsibilities under the Agreement. The Named Fiduciary shall effect such allocation of its responsibilities by delivering to Employer a written instrument signed by it that specifies the nature and extent of the responsibilities allocated, including if appropriate the designation of persons who are not named fiduciaries to carry out fiduciary responsibilities under this Agreement. All documents related to the Agreement shall be retained by the Named Fiduciary and made available for examination at the above address. A copy of the Agreement, Assignment and New Policy have been provided to Owner, upon the execution of this Agreement.

X.   FUNDING

     The funding policy for the Agreement shall be to maintain the New Policy in force by paying, when due, all premiums required.

XI.  BASIS OF PREMIUM PAYMENTS AND BENEFITS

     Payments under this Agreement shall be in accordance with the provisions of Articles II through V, herein.

XII. CLAIMS PROCEDURE

     If Owner or its beneficiary ("Claimant") fails to receive benefits to which it believes it is entitled under this Agreement, such person may file with the Named Fiduciary, at the address noted above, a written claim for such benefits.

     If a claim for benefits is denied, the Claimant may within 60 days following such denial, file with the Named Fiduciary a written claim objecting to the denial of such benefits. The Claimant or its representative may review the Agreement and any other documents which relate to the claim and may submit written comments to the Named Fiduciary. The Named Fiduciary shall render a written decision concerning the claim not later than 90 days after receipt of such claim. If the claim is denied, in whole or in part, such decision shall include (a) the reason or reasons for the denial; (b) a reference to the Agreement provisions constituting the basis of the denial; (c) a description of any additional material or information necessary for the Claimant to perfect his claim;
     (d) an


AMENDED AND RESTATED SPLIT-DOLLAR
LIFE INSURANCE AGREEMENT                                               Page 6
     explanation as to why such information or material is necessary; and (e) an explanation of the Agreement's appeal procedure. The claim shall be deemed to be denied if no response is received by the end of the review period.

     The Claimant may file with the Named Fiduciary a written notice of appeal of the Named Fiduciary's decision not later than 60 days after receiving the Named Fiduciary's written decision. The Named Fiduciary shall render a written decision on the appeal not later than 60 days after the appeal. Such decision shall include the specific reasons for the decision, including a reference to the Agreement's specific provisions where appropriate. The Named Fiduciary may extend the foregoing 90-day and 60-day periods during which it must respond to the Claimant by up to an additional 90 and 60 days respectively, if special circumstances beyond its control so require; provided that notice of such extension is given to the Claimant prior to the expiration of the initial 90-day or 60-day period, as the case may be.

XIII.  AMENDMENT

     This Agreement may be amended at any time and from time to time by a written instrument executed by Employer, Owner and Insured and, if appropriate, their respective heirs, successors, personal representatives and assignees.

XIV. AGREEMENT BINDING UPON PARTIES

     This Agreement shall bind Employer, Owner and Insured, and their respective heirs, successors, personal representatives and assignees.

XV.  INSURER NOT A PARTY TO AGREEMENT

     Insurer is not responsible for the legal or tax validity or effect of this Agreement. Further, Insurer shall not be deemed a party to this Agreement but will respect the rights of the parties as herein developed upon receiving an executed copy of this Agreement.

     Insurer shall not be responsible to account for the actual premium contributions of the parties hereunder but shall rely solely upon the written declarations of the parties in any distributions or settlement of the New Policy's lifetime or death values. Payment or other performance of its contractual obligations in accordance with the New Policy provisions shall fully discharge Insurer from any and all liability.

XVI. CONTROLLING STATE LAW

     This Agreement shall be subject to and construed under the laws of the State of Texas, to the extent not preempted by ERISA.


                [THE NEXT FOLLOWING PAGE IS THE SIGNATURE PAGE.]



AMENDED AND RESTATED SPLIT-DOLLAR
LIFE INSURANCE AGREEMENT                                               Page 7

     This Amended and Restated Split-Dollar Life Insurance Agreement is executed and effective as of the date first above written.


                                       INSURED:

                                       /s/ John D. Maxson
                                       ----------------------------------------
                                       John D. Maxson


                                       OWNER:

                                       BROWN BROTHERS HARRIMAN TRUST COMPANY
                                       OF TEXAS, as Trustee of the John D.
                                       Maxson 1995 Irrevocable Trust, dated
                                       October 11, 1995


                                       By: /s/ Susan Hickey
                                          -------------------------------------
                                       Name: Susan Hickey
                                            -----------------------------------
                                       Title: Vice President
                                             ----------------------------------

                                       EMPLOYER:

                                       VARI-LITE HOLDINGS, INC.


                                       By: /s/ Michael P. Herman
                                          -------------------------------------
                                          Michael P. Herman
                                          Vice President--Finance





AMENDED AND RESTATED SPLIT-DOLLAR
LIFE INSURANCE AGREEMENT                                               Page 8

INSURER:        American General Life Insurance Company

POLICY:         Flexible Premium Adjustable Life Policy;
                Policy Number A10137201L

INSURED:        John D. Maxson

OWNER: Brown Brothers Harriman Trust Company of Texas, Trustee of the John D. Maxson 1995 Irrevocable Trust, dated October 11, 1995

EMPLOYER:       Vari-Lite Holdings, Inc.


This Amended and Restated Split-Dollar Life Insurance Agreement was recorded by Insurer on August 7, 1997.


                                       American General Life Insurance Company



                                       By: /s/ American General Life Ins Co.
                                          -------------------------------------
                                       Name: Simon J. Leek
                                            -----------------------------------
                                       Title: Administration Officer
                                             ----------------------------------







AMENDED AND RESTATED SPLIT-DOLLAR
LIFE INSURANCE AGREEMENT                                               Page 9